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                         INVESTMENT ADVISORY AGREEMENT

   AGREEMENT, dated as of October 20, 2010, among TDX Independence Funds, Inc., a Maryland corporation (the "Company"), on its own behalf and on behalf of each of the Funds listed on Schedule A to this Agreement (each a "Fund" and together, the "Funds"), and DBX Strategic Advisors LLC (formerly, XShares Advisors LLC), a Delaware limited liability company (the "Adviser"), effective with respect to each Fund as of the date set out with respect to such Fund on Schedule A to this Agreement, as may be amended from time to time.

   WHEREAS, the Company is engaged in business as an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act") and is authorized to issue shares in one or more series;

   WHEREAS, the Company engages in the business of investing and reinvesting the assets of each Fund;

   WHEREAS, the Adviser is engaged principally in rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

   WHEREAS, the Company desires to retain the Adviser to provide investment advisory services to each Fund on the terms set out in this Agreement, and the Adviser is willing to provide investment advisory services to each Fund on the terms set out in this Agreement; and

   NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, the Company, on behalf of each Fund and the Adviser agree as follows:

   1. Appointment and Services

      (a) The Company appoints the Adviser to act as investment adviser to each Fund. The Adviser accepts its appointment and agrees to provide the services set out in this Agreement for the compensation set out in this Agreement.

      (b) Subject to the terms of this Agreement, and the supervision of the Board of Directors, the Adviser will manage the investment operations and composition of each Fund and render investment advice for each Fund.

      (c) The Adviser will furnish continuously an investment program for each Fund and manage the investment and reinvestment of each Fund's assets in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and Statement of Additional Information ("SAI") of the Fund; the applicable provisions of the Investment Company Act, the rules and regulations thereunder; the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations.

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      (d) The Adviser will determine the securities and other instruments to be purchased, sold, exchanged or entered into by each Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to the Adviser's determinations and all in accordance with each Fund's policies as set out in the Prospectus and SAI of the Fund or as adopted by the Board of Directors and disclosed to the Adviser. The Adviser will determine what portion of each Fund's portfolio will be invested in securities and other assets and what portion, if any, should be held uninvested in cash or cash equivalents.

      (e) The Adviser will file ownership reports under Section 13 of the Securities Exchange Act of 1934 (the "1934 Act") and take other actions on behalf of the Funds as a shareholder of the underlying securities contained in the Funds' portfolios.

      (f) The Adviser will provide assistance to the Board of Directors in valuing the securities and other instruments held by each Fund, to the extent reasonably required by such valuation policies and procedures as may be adopted by each Fund.

      (g) The Adviser will maintain in accordance with applicable law all books and records required of investment advisers under the Advisers Act, and will make available to the Board of Directors such records upon request. In addition, the Adviser will maintain, or cause to be maintained records relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Funds under the Investment Company Act. The Adviser will prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Adviser pursuant to this Agreement required to be prepared and maintained by the Funds. The books and records pertaining to the Funds that are in the possession of the Adviser will be the property of the Company. The Company, or the Company's authorized representatives, will have access to such books and records at all times during the Adviser's normal business hours. Upon the reasonable request of the Company, copies of any such books and records will be provided promptly by the Adviser to the Company or the Company's authorized representatives.

      (h) Notwithstanding Section 1(i) of this Agreement, the Adviser will report to the Board at each regular meeting thereof all material changes in the investments in the Funds since the prior report, and will also keep the Board informed of important developments affecting the Company, the Funds and the Adviser, and on its own initiative will furnish the Board from time to time with such information as the Adviser may believe appropriate, whether concerning the individual companies whose securities are held by the Funds, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Funds maintain investments. The Adviser will also furnish the Board with such statistical and analytical information with respect to securities in the Funds as the Adviser may believe appropriate or as the Board reasonably may request. The Adviser will discharge all of its duties and responsibilities under this Agreement subject to the supervision and control of the Board and will comply with the policies established from time to time by the Board as well as the limitations imposed by the Company's Articles of Incorporation, By-Laws and

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   Registration Statement under the Investment Company Act and the Securities
   Act of 1933, as amended, the limitations in the Investment Company Act and in the Internal Revenue Code of 1986, as amended, the Company's compliance manual, the investment objectives, policies and restrictions of the Funds, and applicable laws and regulations.

      (i) The Adviser also agrees to make available to the Board of Directors the following:

          (i)    periodic reports on the investment performance of each Fund;

          (ii) additional reports and information related to the Adviser's duties under this Agreement as the Board of Directors may reasonably request; and

          (iii) to the extent held by the Adviser, all of each Fund's investment records and ledgers as are necessary to assist the Company in complying with the requirements of the Investment Company Act and other applicable laws.

          To the extent required by law, the Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided under this Agreement that may be requested.

      (j) The Adviser also agrees to promptly notify the Company of the occurrence of any of the following events:

          (i) the Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

          (ii) the Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, governmental, regulatory or administrative authority or body, or any self-regulatory body public board or body, involving the affairs of the Adviser in its capacity as investment adviser to the Funds or the Company;

          (iii) it becomes ineligible to serve as an investment adviser to the Company, or any of its employees, officers or directors become ineligible to act in such capacity, pursuant to Section 9 of the Investment Company Act, or other applicable law or regulation; and

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          (iv)   the parent company of the Adviser or the portfolio manager of any Fund changes or the Adviser otherwise is subject to a change in corporate ownership that may constitute a "change of control" under the Advisers Act or the Investment Company Act.

      (k) The Board of Directors has the authority to determine how proxies with respect to securities that are held by the Funds shall be voted, and the Board of Directors has initially determined to delegate the authority and responsibility to vote proxies for each Fund's securities to the Adviser. So long as proxy voting authority for a Fund has been delegated to the Adviser, the Adviser shall exercise its proxy voting responsibilities. The Adviser shall carry out such responsibility in accordance with any instructions that the Board of Directors shall provide from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and its fiduciary responsibilities to the Company. The Adviser shall provide periodic reports and keep records relating to proxy voting as the Board of Directors may reasonably request or as may be necessary for the Funds to comply with the Investment Company Act and other applicable law. Any such delegation of proxy voting responsibility to the Adviser may be revoked or modified by the Board of Directors at any time.

      (l) To carry out such duties and responsibilities, the Adviser is hereby authorized, as agent and attorney-in-fact for the Company, for the account of, at the risk of and in the name of the Funds, to place orders and issue instructions for the Funds. In all purchases, sales and other transactions in securities for the Funds, the Adviser is authorized to exercise full discretion and act for the Funds in the same manner and with the same force and effect as the Funds might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

      (m) The Adviser will provide, or arrange for the provision of, transfer agency, custody, fund administration and accounting and all other non-distribution related services necessary for the Funds' operation, subject in each case to the approval of the Board. The Adviser will also provide supervisory personnel who will be responsible for supervising and monitoring the performance of the Company's service providers in connection with their duties. Such personnel may be employees of the Adviser or employees of affiliates of the Company's business affairs, provides office facilities and equipment and certain clerical, bookkeeping and administrative services and will permit its officers and employees to serve without compensation as officers, directors or employees of the Company.

   2. Advisory Fees/Allocation of Expenses.

      (a) For all services to be rendered, payments to be made and costs to be assumed by the Adviser as provided under this Agreement, the Company on behalf of each Fund will pay the Adviser in United States Dollars a unitary advisory fee at the rate set forth in Schedule A following the last day of each month the unpaid balance of a fee equal to the sum of all the daily management accruals from the previous month.

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      (b) The method for determining net assets of a Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's Prospectus. In the event of termination of this Agreement, the fee provided in this Section shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

      (c) The Adviser shall pay its own expenses in connection with the services to be provided by it pursuant to this Agreement. In addition, the Adviser shall be responsible for the compensation of officers or employees of the Company who are also officers or employees of the Adviser, except as may otherwise be determined by the Board. The Adviser agrees to pay all fees and expenses of any sub-adviser, and shall pay, or cause a sub-adviser to pay, all fees and expenses of any other sub-adviser, the Transfer-Agent, the Administrator and Accounting Agent, and the Custodian engaged by the Adviser on behalf of the Company. The Company is responsible for the payment of all other expenses associated with its operation including, but not limited to,
   (i) brokerage and other expenses (such as stamp taxes) connected with the execution of portfolio transactions or in connection with creation and redemption transactions, (ii) taxes, (iii) interest on borrowings,
   (iv) legal fees or expenses in connection with any arbitration, litigation or pending or threatened arbitration or litigation, including any settlements in connection therewith, (v) compensation and expenses of the Directors of the Company who are not officers, directors, partners or employees of the Adviser, and sub-adviser, or their affiliates (the "Independent Directors") as well as the cost of Directors' Meetings,
   (vi) compensation and expenses of counsel to the Fund and counsel to the Independent Directors, (vii) if approved by the Board, compensation and expenses of the Company's chief compliance officer and expenses associated with the Company's compliance program, (viii) fees and expenses of the Company's independent auditors, (ix) registration fees, expenses associated with compliance by the Fund with mandatory regulatory mandates including those relating to the development and distribution of its Prospectus and shareholder reports, and extraordinary expenses, (x) distribution fees and expenses paid by the Company under any distribution plan adopted pursuant to Rule 12b-l under the Investment Company Act, (xi) the cost of director and officer errors and omissions insurance coverage, (xii) the Funds' pro-rata portion of dues, fees and charges of any trade associations of which the Company is a member, (xiii) certain out-of-pocket expenses, including, but not limited to cost of obtaining prices for security valuations (including manual broker quotes), Federal Reserve charges related to securities transactions, postage and insurance on physical transfer items, telecommunication charges, and proxy voting execution, advice and reporting etc. and (xiv) the advisory fee payable to the Adviser hereunder. The payment or assumption by the Adviser of any expense of the Company that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Company on any subsequent occasion.

      (d) All rights to compensation under this Agreement for services performed as of the termination of this Agreement shall survive the termination.

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   3. Delegation of Responsibilities. Subject to the prior approval of a majority of the members of the Board of Directors, including a majority of the Directors who are not "interested persons", and, to the extent required by applicable law, by the shareholders of a Fund, the Adviser may, through a sub-advisory agreement or other arrangement, delegate to a sub-adviser, including an affiliated person (as defined under the Investment Company Act) of the Adviser, any of the duties enumerated in this Agreement, including the management of all or a portion of the assets being managed ("Sub-Adviser"). The Adviser shall supervise the activities of the Sub-Adviser(s), and the retention of a Sub-Adviser by the Adviser shall not relieve the Adviser of its responsibilities under this Agreement. The Adviser may, from time to time and at any time, terminate any Sub-Adviser and reassume responsibilities assigned to each Sub-Adviser without obtaining the approval of the shareholders of the Funds unless required by the federal securities laws. The Adviser will compensate the Sub-Adviser for its services to the Funds.

   4. Selection of Brokers and Affiliated Transactions.

      (a) Subject to the policies established by, and any direction from the Company's Board of Directors, the Adviser will be responsible for selecting the brokers or dealers that will execute the purchases and sales for a Fund. In the selection of such brokers or dealers and the placing of such orders, the Adviser is directed at all times to seek for the Funds the most favorable execution and net price available under the circumstances. Subject to the foregoing, it is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Company or be in breach of any obligation owing to the Company under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of a series to a broker-dealer in compliance with the provisions of Section 28(e) of the 1934 Act or as otherwise permitted from time to time by a Fund's Prospectus and SAI.

      (b) On occasions when the Adviser deems the purchase or sale of a security to be in the best interest of a Fund as well as other clients of the Adviser, the Adviser may, to the extent permitted by applicable law and regulations, aggregate the order for securities to be sold or purchased. In such event, the Adviser will allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Adviser reasonably considers to be equitable and consistent with its fiduciary obligations to the Fund and to such other clients under the circumstances.

      (c) The Adviser or any of its affiliates may act as broker in connection with the purchase or sale of securities or other investments for a Fund, subject to: (i) the requirement that the Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and set forth in the Fund's current Prospectus and SAI; (ii) the provisions of the Investment Company Act; (iii) the provisions of the Advisers Act;
   (iv) the provisions of the 1934 Act; and (v) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Adviser or its affiliates may receive brokerage commissions,

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   fees or other remuneration from a Fund for these services in addition to the
   Adviser's fees for services under this Agreement.

      (d) Subject to the policies established by, and any direction from, a Fund's Board of Directors, the Adviser may direct any of its affiliates to execute portfolio transactions for a Fund on an agency basis. The commissions paid to the Adviser's affiliates must be in accordance with Rule 17e-1 under the Investment Company Act.

      (e) The Adviser and any of its affiliates will not deal with the Company or a Fund or any of its affiliates in any transaction in which the Adviser or any of its affiliates acts as a principal with respect to any part of a Fund order, except in compliance with the Investment Company Act, the rules and regulations under the Investment Company Act and any applicable SEC or SEC staff guidance or interpretation. If the Adviser or any of its affiliates is participating in an underwriting or selling group, a Fund may not buy securities from the group except in accordance with policies established by the Board of Directors in compliance with the Investment Company Act, the rules and regulations under the Investment Company Act and any applicable SEC or SEC staff guidance or interpretation.

      (f) The Adviser will promptly communicate to a Fund's administrator and to the officers and the Directors of the Company such information relating to portfolio transactions as they may reasonably request.

   5. Limitation of Liability of the Adviser.

      (a) As an inducement to the Adviser undertaking to provide services to the Company and each Fund pursuant to this Agreement, the Company and each Fund agrees that the Adviser will not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Company or a Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement will be deemed to protect or purport to protect the Adviser against any liability to the Company, a Fund or its shareholders to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

      (b) The rights of exculpation provided under this Section 5 are not to be construed so as to provide for exculpation of any person described in this Section for any liability (including liability under U.S. federal securities laws that, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that exculpation would be in violation of applicable law, but will be construed so as to effectuate the applicable provisions of this Section 5 to the maximum extent permitted by applicable law.

   6. Indemnification

      (a) The Company shall not be responsible for, and the Adviser shall indemnify and hold the Company, the Funds and its directors, officers and agents harmless from and

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   against, any and all losses, damages, costs, charges, counsel fees, payments, expenses and liability arising out of or attributable to the willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties on the part of the Adviser or any of its officers, directors, employees or agents. Notwithstanding the provisions of this
   Section 6, the Adviser acknowledges and agrees that, with respect to any potential claim it may have against officers or directors of the Company relating to the subject matter of this Agreement, such claim is subject to the limitation contained in the Company's Articles of Incorporation relating to the liability of directors and officers of the Company to its stockholders for money damages.

      (b) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of duties hereunder on the part of the Adviser or any of its officers, directors, employees or agents, the Company hereby agrees to indemnify and hold harmless the Adviser, its parent, affiliates and their respective officers, directors, employees and agents and controlling persons of each of them against any loss, liability, claim, damage or expense (including reasonable attorney's fees and the reasonable cost and expense of investigating and defending any alleged loss, liability, claim, damage or expense) and whether such actions, suits or proceedings are brought at law or in equity or whether brought by a private party or a governmental entity, bureau, agency or instrumentality, of any kind, arising from (i) the advertising, solicitation, sale, purchase or pledge of securities, whether of the Company or other securities (ii) actions undertaken by the Funds or their officers, directors, employees or affiliates, (iii) resulting from any violations of the securities laws, rules, regulations, statutes and codes, whether federal or of any state, by the Company or their officers, directors, employees or affiliates, (iv) arising out of or based upon this Agreement or by reason of its performance of services provided hereunder or,
   (v) (a) arising out of or based upon any Sub-Advisory agreement entered into by the Adviser pursuant to Section 3 hereof or (b) by reason of the performance of the Sub-Adviser of its services pursuant to any such Sub-Advisory agreement to the extent the Adviser has indemnified the Sub-Adviser pursuant to the terms of such Sub-Advisory Agreement. Federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith, and nothing herein shall constitute a waiver of limitation of any rights which a Fund may have and which may not be waived under any applicable federal or state securities laws.

   7. Term and Termination.

      (a) This Agreement will become effective with respect to each Fund on the date hereof and, with respect to any Fund added to this Agreement subsequent to the date hereof, on the date Schedule A is amended to reflect such additional Fund in accordance with Section 8 below. Unless terminated, this Agreement will remain in full force and effect for two years from the date hereof with respect to each Fund and, with respect to each Fund added to this Agreement subsequent to the date hereof, for two years from the date on which such Fund becomes a Fund hereunder. Subsequent to such initial periods of effectiveness, this Agreement will continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Directors who are not parties to this Agreement or "interested

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   persons" of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Directors of the Company, or by the vote of a "majority of the outstanding voting securities" (as defined in the Investment Company
   Act) of the respective Fund. The requirement that continuance of this Agreement be "specifically approved at least annually" will be construed in a manner consistent with the Investment Company Act, the rules and regulations under the Investment Company Act and any applicable SEC or SEC staff guidance or interpretation. If the shareholders of any Fund fail to approve this Agreement or any continuance of this Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the Investment Company Act and rules and regulations thereunder.

      (b) This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Company's Board of Directors on 60 days' written notice to the Adviser, or by the Adviser on 60 days' written notice to the Company. The notice provided for herein may be waived in writing by the party entitled to receipt thereof. This Agreement will terminate automatically in the event of its assignment (as defined under the Investment Company Act). This Agreement may also be terminated immediately by the Company or the Adviser in the event that the other party
   (i) breaches a material term of this Agreement or (ii) commits a material violation of any governing law.

   8. Amendment. No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought, and no amendment of this Agreement will be effective until approved in a manner consistent with the Investment Company Act, rules and regulations under the Investment Company Act and any applicable SEC or SEC staff guidance or interpretation.

   9. Services Not Exclusive. The Adviser's services to the Company and each Fund pursuant to this Agreement are not exclusive and it is understood that the Adviser may render investment advice, management and services to other persons (including other investment companies) and to engage in other activities, so long as its services under this Agreement are not impaired by such other activities. It is understood and agreed that officers or directors of the Adviser may serve as officers or Directors of the Company, and that officers or Directors of the Company may serve as officers or directors of the Adviser to the extent permitted by law; and that the officers and directors of the Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, trustees or directors of any other firm, trust or corporation, including other investment companies.

   10. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities and other investments for the account of a Fund, neither the Adviser nor any of its directors, officers, or employees will act as a principal or agent or receive any commission, except in accordance with applicable law and policies and procedures adopted by the Board of Directors. The Adviser or its agent will arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for a Fund's account with brokers or dealers selected by it in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which the Adviser gives any advice to its clients concerning the shares of a Fund, it will act solely as investment adviser for such clients and not in any way on behalf of the Fund.

   11. Additional Series. In the event the Company establishes one or more Funds after the effective date of this Agreement, such Funds will become Funds under this Agreement upon approval of this Agreement by the Board of Directors with respect to the Funds and the execution of an amended Schedule A reflecting the Funds.

   12. Delivery of Documents. Copies of the Registration Statement and each Fund's Prospectus and SAI have been furnished to the Adviser by the Company. The Company has also furnished the Adviser with copies properly certified or authenticated of each of the following additional documents related to the Company and each Fund:

       (i) The Articles of Incorporation, dated December 22, 2006 as amended and/or restated to date, together with all filed certificates regarding the establishment and designation of a series of shares of the Company, to the extent applicable.

       (ii)  By-Laws of the Company as in effect on the date hereof.

       (iii) Resolutions of the Directors of the Company approving the form of this Agreement.

   The Company will promptly furnish the Adviser from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

   13. Miscellaneous.

      (a) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      (b) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act will be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States Courts or in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC issued pursuant to the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this

   Agreement is modified or interpreted by any applicable order or orders of the SEC or any rules or regulations adopted by, or interpretative releases of, the SEC thereunder, such provision will be deemed to incorporate the effect of such order, rule, regulation or interpretative release.

      (c) This Agreement will be governed by the laws of the State of New York without reference to conflicts of laws principles. Any and all litigation or other disputes arising from this Agreement will be commenced in a federal or state court of competent jurisdiction in New York City, New York.

      (d) This Agreement constitutes the entire agreement between the parties concerning the subject matter, and supersedes any and all prior understandings.

      (e) If any provision, term or part of this Agreement is deemed to be void, unenforceable, or invalid for any reason by a court decision, statute, rule, or otherwise, the remaining provisions of this Agreement will remain in full force and effect as if such invalid provision, term or part was not a part of this Agreement.

      (f) This Agreement will supersede all prior investment advisory or management agreements entered into between the Adviser and the Company on behalf of a Fund.

                          [SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                                          TDX Independence Funds, Inc.

                                          By:     /s/ Hans Ephraimson
                                                  ------------------------------
                                          Name:   Hans Ephraimson
                                          Title:  President

                                          DBX Strategic Advisors LLC
                                          (formerly, XShares Advisors LLC)

                                          By:     /s/ Hans Ephraimson
                                                  ------------------------------
                                                  Name: Hans Ephraimson
                                                  Title: Chief Executive Officer

                                          By:     /s/ Martin Kremenstein
                                                  ------------------------------
                                                  Name: Martin Kremenstein
                                                  Title: Chief Operating Officer

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                                  SCHEDULE A

Fund                                                          Fee
----                                                         -----
TDX Independence 2010 Exchange-Traded Fund                   0.65%

TDX Independence 2020 Exchange-Traded Fund                   0.65%

TDX Independence 2030 Exchange-Traded Fund                   0.65%

TDX Independence 2040 Exchange-Traded Fund                   0.65%

TDX Independence In-Target Exchange-Traded Fund              0.65%